UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/30/2005

ABX AIR, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50368

DE	91-1091619
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of Principal Executive Offices, Including Zip Code)

(937) 382-5591
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 9, 2005, the four independent directors of the Corporation, James H. Carey, John D. Geary, Jeffrey J. Vorholt and James E. Bushman, were each granted 6,400 restricted stock units, pursuant to the ABX Air, Inc. 2005 Long-Term Incentive Plan (the "Plan"). A copy of the Plan was included as Appendix G to the Corporation's 2005 Proxy Statement.

The related award agreements, the form of which was included as Exhibit 10(c) to the Form 8-K/A, Amendment No. 2, dated June 9, 2005, provided that if the conditions described in the agreement were satisfied, the award would mature into common shares of the Corporation, unless the recipient elected to receive the award in cash.

On September 30, 2005, the Corporation entered into a revised award agreement with each of the independent directors. The revised agreement eliminates the option for the recipient to elect to receive the award in cash, but is substantially similar to the prior agreement in all other material respects. A copy of the revised award agreement is included herewith as Exhibit 10.

Item 1.02.    Termination of a Material Definitive Agreement

The original award agreements described in Item 1.01 above were terminated concurrently with the signing of the revised awards agreements which are also described in Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
--------------      ----------------
10                     Form of Time-based Restricted Stock Unit Agreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ABX AIR, INC.

Date: October 04, 2005.	By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.	Form of Time-based Restricted Stock Unit Award Agreement